UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  April 14, 2023

AULT ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1141 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AULT	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	AULT PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)	On April 14, 2023, the management of Ault Alliance, Inc. (the “Company”) concluded that the Company’s previously issued financial statements for the year ended December 31, 2021, as well as for the interim periods included in that fiscal year (the “Restated Periods”), should no longer be relied upon because of errors in classification with respect to changes in fair value of financial instruments issued by a related party. The changes in fair value were erroneously recorded in other comprehensive income (loss) and should have been classified within the statement of operations. Additionally, the Company’s earnings and press releases and similar communications should no longer be relied upon to the extent that they relate to our financial statements for the Restated Periods. The errors described above resulted in the restatement of our financial statements for the Restated Periods.

The restated financial statements for the year ended December 31, 2021 included in the Amended Form 10-K, as well as for the interim periods included in that fiscal year (the “Restated Financial Statements”), differ from the amounts reported in the original filings, but there was no impact to assets, liabilities, total equity, total comprehensive loss or cash flows. The Restated Financial Statements reflect conclusions that management formed related to the previously disclosed Securities and Exchange Commission investigation.

The previously reported amounts have been corrected for the Restated Periods. No correction was needed for the consolidated balance sheet as of December 31, 2021. The correction to the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021 resulted in an increase to other income and a decrease to other comprehensive income of $0.9 million. Net loss improved from $24.2 million to $23.3 million. Further, the correction to the consolidated statements of operations and comprehensive loss for the year ended December 31, 2020 resulted in an increase to other income and a decrease to other comprehensive income of $3.3 million. Net loss improved from $32.7 million to $29.3 million. The restated amounts in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2021 and 2020 are attached hereto as Exhibit 99.1 in a condensed format.

Due to the restatement described above, the Company's management and Audit Committee reevaluated its Controls and Procedures in the original filings and concluded that the Company’s disclosure controls and procedures and internal control over financial reporting were not properly designed to analyze financial instruments for proper classification in the consolidated financial statements.  The Company has been actively engaged in developing a remediation plan to address the identified ineffective controls that existed during the Restated Periods. Implementation of the remediation plan is in process.

The audit committee of the board of directors has discussed the matters disclosed herein with Marcum, LLP, the Company’s independent registered public accounting firm.

Item 9.01 Exhibits and Financial Statements.

(b)	Pro forma financial information

The unaudited restated condensed consolidated statements of operations of the Company for the years ended December 31, 2021 and 2020 are attached hereto as Exhibit 99.1.

(c)	Exhibits:

Exhibit No.	Description

99.1	Unaudited condensed consolidated statements of operations for the years ended December 31, 2021 and 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2023	AULT ALLIANCE, INC.

/s/ Kenneth S. Cragun
Kenneth S. Cragun Chief Financial Officer